CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form N1-A of our reports dated February 7, 2007, relating to the financial statements and financial highlights included in the Annual Report to Shareholders and the investment portfolios included in Item 6 of Form N-CSR of Global Discovery Fund, Global Growth Fund, Global Small Capitalization Fund, Growth Fund, International Fund, New World Fund, Blue Chip Income and Growth Fund, Global Growth and Income Fund, Growth and Income Fund, Asset Allocation Fund, Bond Fund, Global Bond Fund, High-Income Bond Fund, and U.S. Government/AAA-Rated Securities Fund (constituting the American Funds Insurance Series), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm", and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
April 20, 2007